UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 17, 2006

SMALL WORLD KIDS, INC.

(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	86-0678911
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230

(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 –  Registrant’s Business and Operations

Item 1.02.         Termination of a Material Definitive Agreement.

On October 14, 2005, Small World Kids, Inc., a Nevada corporation (the “Company”), and its newly-formed acquisition subsidiary, Fashion Angels Enterprises, Inc., a Wisconsin corporation (“Fashion Angels”), entered into an Agreement for Purchase and Sale of Assets (the “Purchase Agreement”) with M&G Partners, LLP, a Wisconsin limited liability partnership, d/b/a The Bead Shop (“Seller”), and Mark Miller, Goldi Miller and Myra Mouloudji, the partners of Seller. The Purchase Agreement was amended on January 5, 2006 to extend the closing date to January 16, 2006. Seller designs and manufactures “tween” girl products, including arts and crafts, accessories, dolls and back to school products (the “Business”). Pursuant to the terms of the Purchase Agreement, Fashion Angels was to purchase all of the assets utilized in connection with the Business and was to assume certain of Seller’s liabilities associated with the Business.

On February 17, 2006, M&G Partners, LLP sent notification to the Company that the Purchase Agreement is terminated as the closing did not occur on or before January 16, 2006.

On February 21, 2006, the Company issued a press release describing the foregoing termination. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                           Press release dated February 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMALL WORLD KIDS, INC.

Date: February 21, 2006	By:	/s/ Debra Fine
Name: Debra Fine
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 21, 2006.